UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2004

MISSISSIPPI CHEMICAL CORPORATION
(Exact name of Registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	001-12217 (Commission File Number)	64-0292638 (I.R.S. Employer Identification Number)
3622 Highway 49 East Yazoo City, Mississippi (Address of principal executive offices)		39194 (Zip code)

Registrant's telephone number, including area code:  (662) 746-4131

Not Applicable
(Former name or former address, if changed since last report)

Item 5.     Other Events.

     On July 15, 2004, the United States Bankruptcy Court for the Southern District of Mississippi (the "Court") entered a Final Order authorizing the registrant's $182.5 million replacement debtor‑in‑possession credit facility, which includes a $22.5 million revolving credit facility.  The registrant entered into this credit facility on July 1, 2004, on an interim basis pursuant to the Court's June 25, 2004, Interim Order referenced in our Form 8‑K filing of June 26, 2004. The maturity of  the replacement financing is the earlier of the registrant's exit from bankruptcy or December 31, 2004, and the registrant has the option to extend the maturity through June 30, 2005, under certain conditions.

Item 7.     Financial Statements and Exhibits.

     (c)     Exhibits.

Exhibit Number	Description
10.1

Final Order (I) Authorizing Debtors to Obtain Post‑Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364(c)(1), 364(c)(2), 364(c)(3) and 364(d), and (II) Authorizing Use of Cash Collateral Pursuant to 11 U.S.C. § 363.

10.2

$182,500,000 Term Loan, Revolving Credit, Guarantee and Security Agreement, dated as of July 1, 2004, among the Mississippi Chemical Corporation as Borrower, the Subsidiaries of Mississippi Chemical Corporation named therein as Guarantors, the Lenders party thereto, and Citicorp North America, Inc. as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MISSISSIPPI CHEMICAL CORPORATION

By:       /s/ Timothy A. Dawson
Name:  Timothy A. Dawson
Title:    Senior Vice President and Chief Financial Officer

Date:    July 21, 2004

EXHIBIT INDEX

Exhibit Number	Description
10.1

Final Order (I) Authorizing Debtors to Obtain Post‑Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364(c)(1), 364(c)(2), 364(c)(3) and 364(d), and (II) Authorizing Use of Cash Collateral Pursuant to 11 U.S.C. § 363.

10.2

$182,500,000 Term Loan, Revolving Credit, Guarantee and Security Agreement, dated as of July 1, 2004, among the Mississippi Chemical Corporation as Borrower, the Subsidiaries of Mississippi Chemical Corporation named therein as Guarantors, the Lenders party thereto, and Citicorp North America, Inc. as Administrative Agent.